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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF KIRKLAND & ELLIS]




                                 July 18, 1996

Wireless One, Inc.
11301 Industriplex Boulevard
Suite 4
Baton Rouge, Louisiana 70809-4115

Gentlemen:

     We have acted as counsel to Wireless One, Inc., a Delaware corporation ("Wireless One") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-1 (Registration No. 333-5109) and the amendment thereto (the "Registration Statement") relating to the senior discount notes due 2006 (the "Notes") to be issued under that certain indenture to be entered into by and between Wireless One and the United States Trust Company of New York, as trustee.

     As such counsel, we have reviewed or participated in the preparation of the Registration Statement and other agreements and documents relating to the transactions therein contemplated, and we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of this opinion. Furthermore, in preparing this opinion we have relied on the certificate provided to us by Wireless One, and attached hereto as Exhibit A, with respect to certain factual matters.

     The opinion set forth herein is based on and limited to the federal laws of the United States. This opinion is based on the laws, regulations, rulings and decisions now in effect, all of which are subject to change or different interpretation, perhaps with retroactive effect.

     Based on the foregoing, we are of the opinion that the statements contained in the prospectus constituting part of Amendment No. 1 to the Registration Statement (the "Prospectus") under the heading "United States Federal Income Tax Matters," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the use of our name in the Prospectus in the first sentence under the caption
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"United States Federal Income Tax Matters."  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the regulations promulgated by the Commission thereunder.

                                 Very truly yours,

                                 KIRKLAND AND ELLIS


                                 By:__________________________________
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                                   EXHIBIT A

                               WIRELESS ONE, INC.
                               ------------------

     The undersigned acknowledges that Kirkland & Ellis has acted as counsel to Wireless One, Inc., a Delaware corporation ("Wireless One"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (Registration No. 333-5109) relating to the senior discount notes due 2006 (the "Notes") to be issued under that certain indenture to be entered into by and between Wireless One and the United States Trust Company of New York, as trustee.

     The undersigned, as an officer of and on behalf of Wireless One, hereby certifies to Kirkland & Ellis, as of the date hereof, that:

     1. Based on all facts and circumstances as of the issue date, it is significantly more likely that payments will be made according to the Notes' stated payment schedule than that the Notes will be redeemed before their scheduled maturity.

     2. The interest that accrues and is payable semi-annually on the Notes beginning on __________, 2002 will be computed at a rate that is approximately equal to, but does not exceed, the overall yield on the Notes (determined by assuming that the Notes remain outstanding until their final maturity date).

     3. The redemption price of the Notes on each optional redemption date will be equal to or greater than the sum of (i) the adjusted issue price (as defined in Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Notes at the start of the accrual period in which such optional redemption date occurs plus (ii) the original issue discount (as defined in Section 1273 of the Code) that has accrued on the Notes from the beginning of such accrual period through such optional redemption date.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of _________, 1996.

                                 WIRELESS ONE, INC.

                                 By:  _________________
                                 Name:  Michael C. Ellis
                                 Title:  Vice President